EXHIBIT 10.10

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

                                                                     November 6, 2018

among

FARMER BROS. CO.,

The other Loan Parties Party Hereto,

The Lenders Party Hereto

CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
BANK OF AMERICA, N.A., REGIONS BANK, and
SUNTRUST BANK,
as Co-Documentation Agents

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

US-DOCS\103717350.16

TABLE OF CONTENTS

-i-

US-DOCS\103717350.16

-ii-
US-DOCS\103717350.16

-iii-
US-DOCS\103717350.16

SCHEDULES:
Schedule 1.01F    – Farmer Trademark
Schedule 1.01P    – Permitted Holders
Schedule 2.01A    – Revolving Commitments
Schedule 2.01B    – Letter of Credit Commitments
Schedule 2.06        – Existing Letters of Credit
Schedule 3.06        – Disclosed Matters
Schedule 3.15        – Capitalization and Subsidiaries
Schedule 5.12        – Post-Closing Covenants
Schedule 6.01        – Existing Indebtedness
Schedule 6.02        – Existing Liens
Schedule 6.04        – Existing Investments
Schedule 6.10        – Existing Restrictions
EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Compliance Certificate
Exhibit C – Joinder Agreement

-iv-
US-DOCS\103717350.16

Exhibit D     – Form of Increasing Lender Supplement
Exhibit E     – Form of Augmenting Lender Supplement
Exhibit F-1     – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2     – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3     – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4     – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1     – Form of Borrowing Request
Exhibit G-2     – Form of Interest Election Request

-v-
US-DOCS\103717350.16

AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among FARMER BROS. CO., a Delaware corporation (“Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Borrower, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of March 2, 2015 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”);
WHEREAS, the Borrower, the other Loan Parties party hereto, the Lenders party hereto and the Administrative Agent have entered into this Agreement in order to: (a) amend and restate the Existing Credit Agreement in its entirety; (b) extend the applicable maturity date in respect of the existing revolving credit facility under the Existing Credit Agreement; (c) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (d) set forth the terms and conditions under which the Lenders will, from time to time from and after the Effective Date, make loans and extend other financial accommodations to or for the benefit of the Borrower;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full or partial repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower and the Subsidiaries outstanding thereunder, which shall be payable in accordance with the terms hereof; and
WHEREAS, it is also the intent of the Borrower and the Subsidiary Guarantors to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

US-DOCS\103717350.16

ARTICLE I

Definitions
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning assigned to such term in the Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors of a Person (other than Equity Interests having such power only by reason of the happening of a contingency).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.
“Agreement Value” means, for each Swap Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Swap Agreement were terminated on such date.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the

US-DOCS\103717350.16

Adjusted LIBO Rate for a one month Interest Period in dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“APA” has the meaning assigned to it in the definition of “Specified Acquisition”.
“Applicable Parties” has the meaning assigned to it in Section 9.01(d)(iii).
“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

US-DOCS\103717350.16

	Total Net Leverage Ratio:	Commitment Fee Rate	Eurodollar Spread	ABR Spread
Category 1:	< 1.50 to 1.00	0.20%	1.25%	0.25%
Category 2:	> 1.50 to 1.00 but < 2.00 to 1.00	0.25%	1.50%	0.50%
Category 3:	> 2.00 to 1.00 but < 2.50 to 1.00	0.30%	1.625%	0.625%
Category 4:	> 2.50 to 1.00 but < 3.00 to 1.00	0.35%	1.75%	0.75%
Category 5:	> 3.00 to 1.00	0.40%	1.875%	0.875%

For purposes of the foregoing,
(i)  if at any time the Borrower fails to deliver the Financials on or before the date the applicable Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 3, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Approved Electronic Platform” has the meaning assigned to it in Section 9.01(d).
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole lead arranger and sole bookrunner for the credit facility evidenced by this Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

US-DOCS\103717350.16

“Augmenting Lender” has the meaning assigned to such term in Section 2.09.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Revolving Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banking Services” means each and any of the following bank services provided to any Loan Party or their respective Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Loan Parties and their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event

US-DOCS\103717350.16

shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BFA Lease” means that certain lease between Boyd Future Associates LLC (as lessor) and Seller (as lessee), dated December 1, 2012, for the real estate located at 19730 NE Sandy Blvd., Portland, Oregon, as the same may be amended, modified or restated from time to time.
“BFA Lease Guaranty” means that certain unsecured guaranty made by the Company in favor of Boyd Future Associates LLC in respect of the rental payments owed by the Seller (as lessee) under the BFA Lease, as the same may be amended, amended and restated or modified from time to time; provided, that, no amendment or modification of the BFA Lease Guaranty which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Borrower” has the meaning specified therefor in the preamble to this Agreement.
“Borrower Audited Financial Statements” means the Company’s consolidated balance sheet and statements of income, stakeholders’ equity and cash flows as of and for the fiscal year ended June 30, 2018, reported on by Deloitte & Touche LLP, independent public accountant.
“Borrower Unaudited Financial Statements” means the Company’s consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended on or about March 31, 2018.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

US-DOCS\103717350.16

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit G-1 or any other form approved by the Administrative Agent.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, but excluding in each case any such expenditures that (i) are made to restore, repair, replace or rebuild property to the condition of such property immediately prior to any casualty event, to the extent such expenditure is made with identifiable insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty event, (ii) are financed with the proceeds of any Disposition of fixed or capital assets to the extent such expenditure is made within twelve (12) months of such Disposition, or (iii) are made pursuant to a Permitted Acquisition.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CFC” means a “controlled foreign corporation” as that term is defined under Section 957 of the Code.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder), other than one or more of the Permitted Holders, of Equity Interests representing more than the greater of (i) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company and (ii) the percentage thereof then held by the Permitted Holders; or (b)  the acquisition of direct or indirect Control of the Company by any Person or group (other than any of the Permitted Holders).
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rules, guideline,

US-DOCS\103717350.16

requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.17.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.
“Co-Documentation Agent” means each of Bank of America, N.A., Regions Bank and SunTrust Bank in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement.
“Co-Syndication Agent” means each of Citibank, N.A. and PNC Bank, National Association in its capacity as a co-syndication agent for the credit facility evidenced by this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property of a Person in which a Lien is granted or purported to be granted pursuant to the Collateral Documents. For the avoidance of doubt, the Collateral shall exclude the Excluded Collateral.
“Collateral Documents” means, collectively, the Security Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.
“Co-Manufacturing Agreement” means that certain co-manufacturing agreement substantially in the form attached as Exhibit E to the APA, as the same may be amended, amended and restated or modified from time to time; provided, that, no amendment or modification of the Co-Manufacturing Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

US-DOCS\103717350.16

“Communications” has the meaning assigned to such term in Section 9.01(d).
“Company” means the Borrower.
“Compliance Certificate” has the meaning assigned to such term in Section 5.01(d).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lenders” has the meaning specified in Section 2.23(c).
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Subsidiaries for such period, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Agreements (other than in connection with the early termination thereof), but excluding any non-cash interest expense in connection with or related to any pension plan of the Borrower and/or any of its Subsidiaries.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis and reflected on the balance sheet of the most recently delivered Financials as of such date (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)).
“Consolidated Total Indebtedness” means, at any date, the sum, without duplication, the aggregate funded principal amount of Indebtedness of the Borrower and its Subsidiaries consisting solely of (i) debt for borrowed money, (ii) debt obligations evidenced by promissory notes, bonds and similar instruments to the extent reflected as a long-term liability on the balance sheet of the Borrower, (iii) the principal portion of Capital Lease Obligations and purchase money debt and (iv) drawn and unreimbursed standby letters of credit. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude hedging obligations.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other

US-DOCS\103717350.16

amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Document” has the meaning assigned to such term in the Security Agreement.
“dollars” or “$” refers to lawful money of the U.S.

US-DOCS\103717350.16

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.
“Domestic Subsidiary HoldCo” means any wholly owned Domestic Subsidiary of the Company that has no assets other than: (a) the Equity Interests of or indebtedness of one or more Foreign Subsidiaries that are CFCs and (b) de minimis assets.
“Earn-Outs” means unsecured liabilities of the Company or any of its Subsidiaries arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any unusual or non-recurring non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, (vii) unusual or non-recurring cash charges, expenses or losses not described in the following clause (viii), (viii) unusual or non-recurring cash charges, expenses or losses related to strategic initiatives, business optimization and restructurings in connection with Project Evolution, including, without limitation, severance costs, relocation costs (including the relocation of the Company’s corporate headquarters from the Torrance Facility), integration costs, opening, pre-opening, closing and transition costs for facilities and distribution centers, signing costs, retention or completion bonuses, restructuring charges, systems establishment costs, curtailments or modifications to pension and retirement benefit plans and contract termination costs, (ix) solely to the extent incurred during the period of April 1, 2017, through September 30, 2018, integration and transaction costs associated with the Specified Acquisition made prior to the Effective Date in an aggregate amount not to exceed, for each of the fiscal quarters ending June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the Effective Date, (x) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs (“equity incentives”) or any other equity-based compensation and any one-time cash charges or expenses associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements), (xi) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any Permitted Acquisition or amendment or other modification of any Loan Document (in each case, including any such transaction consummated on or prior to the Effective Date, but excluding any Permitted Acquisition that is not consummated) and any charges or non-recurring merger costs incurred during such period as a

US-DOCS\103717350.16

result of any such consummated Permitted Acquisition, (xii) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date and (xiii) the amount of “run rate” cost savings, operating enhancements, operating expense reductions and synergies (collectively, the “Cost Savings”) related to Permitted Acquisitions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date, in each case, projected by the Borrower in good faith to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is consummated (which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that a Financial Officer of the Borrower shall have certified to the Administrative Agent that, in the good faith determination of the Borrower, such Cost Savings are (x) reasonably identifiable and factually supportable and (y) reasonably anticipated to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after such transaction or initiative is consummated; provided, further, that such Cost Savings added back to EBITDA pursuant to this clause (xiii) in any Test Period shall not exceed an aggregate amount equal to 15% of EBITDA, calculated prior to giving effect to this clause (xiii), for such Test Period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any unusual or non-recurring cash gains and any non-cash items of income for such period and (iii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

US-DOCS\103717350.16

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, and all binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters to the extent related to exposure to Hazardous Materials.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or Subsidiary resulting from (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials resulting in personal injury or property damage or a claim of such injury or property damage, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed upon the Borrower or any Subsidiary with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any

US-DOCS\103717350.16

Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“ESOP” means the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan, effective January 1, 2000, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“ESOP Indebtedness” means the Indebtedness owing by the ESOP to the Company pursuant to the ESOP Loan Documents and all interest, fees, reimbursement obligations, expenses, indemnification and other obligations with respect thereto.
“ESOP Loan Agreements” means the (a) ESOP Loan Agreement, dated as of March 28, 2000, between the Company, as lender and the ESOT and (b) ESOP Loan Agreement No. 2, dated as of July 21, 2003, between the Company, as lender, and the ESOT, in each case as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“ESOP Loan Documents” means, collectively, the ESOP Loan Agreements, the ESOP Notes and all other agreements, documents and instruments executed and/or delivered in connection with any of the foregoing, as each of the foregoing now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“ESOP Notes” means the (a) Promissory Note, dated March 28, 2000 and (b) Promissory Note, dated July 21, 2003, in each case payable by the ESOT to the Company, as the same now exists and may hereafter be amended, modified, supplemented, executed, renewed, restated or replaced.
“ESOT” means Farmer Bros. Co. Employee Stock Ownership Benefit Trust, created by the Company pursuant to the ESOT Trust Agreement to implement the ESOP, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“ESOT Trust Agreement” means the Farmer Bros. Co. Employee Stock Ownership Trust Agreement, dated September 28, 2005, between the Company and the ESOT Trustee, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“ESOT Trustee” means Greatbanc Trust Company and any successors in such capacity.

US-DOCS\103717350.16

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Collateral” has the meaning assigned to such term in the Security Agreement.
“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Revolving Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Existing Letters of Credit” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06.
“Extended Maturity Date” has the meaning specified in Section 2.23(c).

US-DOCS\103717350.16

“Farmer Trademark” means, collectively, the trademarks owned by the Company set forth on Schedule 1.01F.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Financial Covenants” means the financial covenants set forth in Section 6.12.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.
“Flood Laws” has the meaning assigned to such term in Section 8.09.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Funding Account” has the meaning assigned to such term in Section 4.01(h).
“GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether

US-DOCS\103717350.16

directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) warranties or indemnities made in trade contracts, asset sale agreements, acquisition agreements, commitment letters, engagement letters and brokerage and deposit agreements in the ordinary course of business and not otherwise prohibited hereunder, and warranties and indemnities to lenders in any documents evidencing Indebtedness permitted pursuant to Section 6.01 with respect to the guarantor, (ii) any indemnities made in connection with liability of a Person’s directors, officers and employees in their capacities as such as permitted by applicable law so long as the same is in the ordinary course of business and consistent with such Person’s past practices, (iii) any contingent liability arising from the endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business, and (iv) any continuing liability of the Company or its Subsidiaries as a lessee under a real property or equipment lease after such lease has been assigned or subleased by such Person.
“Guaranteed Obligations” means (i) with respect to the Borrower, the Specified Ancillary Obligations and (ii) with respect to any Subsidiary Guarantor, the Secured Obligations, and, in each case, all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations; provided that, in each case, the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.
“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

US-DOCS\103717350.16

“Increasing Lender” has the meaning assigned to such term in Section 2.09.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.09.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.09.
“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Amendment (as such date may be extended pursuant to Section 2.23).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided, in the case of any such obligations that are non-recourse to such Person, that the amount of obligations counted as Indebtedness shall be no greater than the fair market value of the assets subject to such Lien, (g) obligations under any Earn-Out that is due and payable, (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations of such Person as an account party in respect of letters of credit, bankers’ acceptances and letters of guaranty (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or letters of guaranty plus the aggregate amount of drawings thereunder that have not been reimbursed), (j) net obligations under any and all Swap Agreements valued at the Agreement Value thereof and (k) all Guarantees by such Person of Indebtedness described in the foregoing clauses of others; provided, however, that the term “Indebtedness” shall not include (i) trade accounts or accounts payable, accrued expenses and liabilities incurred and customer deposits received in each instance, in the ordinary course of business and not constituting indebtedness for borrowed money or evidenced by notes or other instruments, (ii) payments owed by Buyer (or any of its affiliates), and any Guarantee thereof by the Company, pursuant to Sections 1.9 and 8.10 of the APA, Sections 2 and 6.14 of the Transition Services Agreement and Sections 3(e) and 12(u) of the Co-Manufacturing Agreement, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset or (iv) obligations arising under conditional purchase agreements in respect of real property to the extent the purchase or other acquisition of such real property is conditioned on the sale or other transfer of another real property and such obligation to purchase comes due within 180 days of such agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

US-DOCS\103717350.16

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) EBITDA of the Borrower and the Subsidiaries for such Test Period to (b) Consolidated Interest Expense of the Borrower and the Subsidiaries for such Test Period, in each case, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and, to the extent applicable, on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.06.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08 which shall be substantially in the form attached hereto as Exhibit G-2 or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to

US-DOCS\103717350.16

the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Inventory” has the meaning assigned to such term in the Security Agreement.
“Investment” has the meaning provided in Section 6.04.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A. and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit C.
“LCA Election” means the Borrower’s election to treat a specified Permitted Acquisition as a Limited Condition Acquisition.
“LCA Test Date” shall have the meaning set forth in Section 1.07.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.
“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s

US-DOCS\103717350.16

Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.
“Letters of Credit” means the letters of credit issued pursuant to this Agreement, including the Existing Letters of Credit, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.
“LIBO Rate” means, with respect to any Eurodollar Borrowing and for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Acquisition” means any Permitted Acquisition permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan Documents” means, collectively, this Agreement, including schedules and exhibits hereto, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications and any agreements between the Borrower and an Issuing Bank regarding the issuance by such

US-DOCS\103717350.16

Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder, the Collateral Documents, the Loan Guaranty, any amendments, modifications or supplements thereto or waivers thereof, legal opinions issued in connection with the other Loan Documents, UCC filings and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other agreements, pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, with or in favor of the Administrative Agent and/or the Lenders and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the material rights or remedies available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents.
“Material Domestic Subsidiary” means each Domestic Subsidiary which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of EBITDA of the Borrower and the Subsidiaries for such period or which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds ten percent (10%) of EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) Business Days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall

US-DOCS\103717350.16

for all purposes of this Agreement constitute Material Domestic Subsidiaries. For the avoidance of doubt, no Domestic Subsidiary Holdco shall be a Material Domestic Subsidiary.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means November 6, 2023, as may be extended pursuant to Section 2.23 with respect to the Consenting Lenders only, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or with respect to which the Borrower or any ERISA Affiliate has incurred or could reasonably be expected to incur any liability with respect to a complete withdrawal or partial withdrawal therefrom (within the meaning of Sections 4203 or 4205 of ERISA, respectively).
“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary (other than the Borrower or Loan Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-Extending Lender” has the meaning assigned to such term in Section 2.23.
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Northlake Property” means the real property located at 1912 Farmer Brothers Drive, Northlake, TX 76262.
“NYFRB” means the Federal Reserve Bank of New York.

US-DOCS\103717350.16

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, Letter of Credit commissions, all accrued and unpaid fees and all expenses, charges, reimbursements, indemnities, debts, covenants and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), liabilities and duties of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect (including those acquired by assumption), joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof, including, without limitation, the obligations of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository

US-DOCS\103717350.16

institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any Acquisition by any Subsidiary or Loan Party in a transaction that satisfies each of the following requirements:
(a)    such Acquisition is not a hostile acquisition;
(b)    the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are permitted to be engaged on the Effective Date and any business activities that are reasonably similar, related, complementary, ancillary or incidental thereto;
(c)    both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, no Event of Default has occurred and is continuing or would result therefrom;
(d)    both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, the Borrower and the Subsidiaries are in compliance with the Financial Covenants then in effect for the most recently ended Test Period;
(e)    if the aggregate consideration paid in respect of such acquisition exceeds $20,000,000, the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Financial Officer or other executive officer of the Borrower certifying that the conditions set forth in this definition of “Permitted Acquisition” will have been met as of the date of consummation of such Acquisition and (ii) solely to the extent available in connection with the relevant acquisition and not in breach of any confidentiality or similar restriction in the applicable acquisition documents, copies of the relevant acquisition documents and all business and financial information related to such Acquisition reasonably requested by the Administrative Agent including pro forma financial statements and statements of cash flow (unless waived by the Administrative Agent in its sole discretion);

US-DOCS\103717350.16

(f)    in the case of a merger or consolidation involving (I) the Borrower, the Borrower is the surviving entity of such merger and/or consolidation and (II) any Loan Party, such Loan Party is the surviving entity of such merger and/or consolidation; and
(g)    all actions required to be taken with respect to any newly acquired or formed Subsidiary of the Borrower or a Loan Party, as applicable, required under Section 5.11 shall be taken by the timeframes specified therein.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04 (excluding ERISA Liens for the avoidance of doubt);
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, customs brokers, custom and forwarding agents and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment and other similar Liens in respect of judgments, orders for the payment of money or other court proceedings that do not constitute an Event of Default under Section 7.01(k);
(f)    (i) easements, zoning restrictions, licenses, rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary encumbrances on real property that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary (taken as a whole) or the ordinary operation of such real property or (ii) title defects or irregularities with respect to any real property which are of a minor nature and which in the aggregate do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or the ordinary operation of such real property;
(g)    Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases;
(h)    the interests of lessors or sublessors under operating leases and non-exclusive licensors or sublicensors under license agreements;
(i)    Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors to secure obligations of the Company

US-DOCS\103717350.16

or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks;
(j)    Bankers’ liens, rights of setoff and other similar Liens in the ordinary course of business in favor of a bank or institution with which accounts or deposits are maintained in the ordinary course of business;
(k)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties or their Subsidiaries in the ordinary course of business;
(l)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments and cash equivalents, provided that such liens (i) attach only to such Investments and (ii) secure any obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing; and
(m)    customary restrictions on subletting and assignments thereof contained in leases not otherwise prohibited hereunder.
“Permitted Holders” means the Persons listed on Schedule 1.01P.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

US-DOCS\103717350.16

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Project Evolution” means the strategic initiative, business optimization and restructuring of Company’s business as identified to the Administrative Agent prior to the Effective Date.
“Projections” has the meaning assigned to such term in Section 5.01(f).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of federal and state securities laws.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of the Company issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by the Company or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash acquired in connection with such Acquisition.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible

US-DOCS\103717350.16

contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any Hazardous Material into the environment.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders; provided, further that, for purposes of calculating Revolving Exposure in the determination of “Required Lenders”, the Swingline Exposure of any Lender shall be its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time unless such Lender has not funded its participations in Swingline Loans within one Business Day of such Lender’s receipt of notice from the Administrative Agent pursuant to Section 2.05(c) (such amount, the “Swingline Unfunded Amount” of such Lender), in which case (i) the unfunded Revolving Commitment of such Lender shall be deemed to be reduced by such Swingline Unfunded Amount and (ii) the unfunded Revolving Commitment of the Swingline Lender shall be deemed to be increased by such Swingline Unfunded Amount.
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit,

US-DOCS\103717350.16

on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.
“Revolving Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Exposure of any Lender exceed its Revolving Commitment. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $150,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission of the U.S.

US-DOCS\103717350.16

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates to the extent notification of such Swap Agreement Obligations has been provided to the Administrative Agent in accordance with Section 2.24; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (a) the Administrative Agent in respect of all present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (b) the Lenders in respect of their respective Loans and LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) the Issuing Bank in respect of its LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (d) each Lender and Affiliate of such Lender that is a provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each Lender and Affiliate of a Lender that is a holder of Swap Agreement Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the respective successors and (in the case of a Lender, permitted) transferees and assigns of each of the foregoing.
“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Seller” means Boyd Coffee Company, an Oregon corporation.
“Settlement” has the meaning assigned to such term in Section 2.05(d).
“Settlement Date” has the meaning assigned to such term in Section 2.05(d).
“Specified Acquisition” means the Acquisition consummated by Boyd Assets Co., a Delaware corporation, (or one of its affiliates) (“Buyer”) pursuant to that certain asset purchase agreement dated August 18, 2017 made by and among, the Company (as parent), the Seller, the Buyer and the other parties thereto (the “APA”), as the same made be amended, amended and restated or otherwise modified from time to time; provided, that, no amendment or modification of the APA which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders.

US-DOCS\103717350.16

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement.
“Specified Event of Default” means any Event of Default that shall exist under Sections 7.01 (a), (b), (d) (solely on account of a breach of Section 6.12), (h), or (i).
“Statements” has the meaning assigned to such term in Section 2.18(g).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment of the Secured Obligations on then customary terms reasonably satisfactory to the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.
“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Loan Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.15 hereto.

US-DOCS\103717350.16

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and designated by the Borrower as “Secured Obligations” at the time of entering into any such Swap Agreement, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Test Period” means the period of four (4) consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))).

US-DOCS\103717350.16

“Torrance Facility” means the Company’s facility located at 20333 Normandie Avenue, Torrance, California.
“Total Net Leverage Ratio” means, at any date, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness as of such date minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $7,500,000 to (b) EBITDA for the most recently ended Test Period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Transition Services Agreement” means that certain transition services agreement substantially in the form attached as Exhibit K to the APA, as the same may be amended, amended and restated or modified from time to time, in each case with the prior written consent of the Administrative Agent; provided, that, no amendment or modification of the Transition Services Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Cash” means, at any date, 100% of the unrestricted cash maintained by the Loan Parties in accounts located in the United States at such time and that are not subject to any Liens at such time other than Liens created under the Loan Documents and Permitted Encumbrances of the type described in clause (j) of the definition thereof.
“U.S.” means the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

US-DOCS\103717350.16

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect

US-DOCS\103717350.16

and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change in GAAP occurring after the Effective Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Effective Date.
SECTION 1.05    Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and

US-DOCS\103717350.16

are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06    Pro Forma Basis. All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, except for the Cost Savings (as defined in the definition of “EBITDA”)) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the United States Securities Act of 1933. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
SECTION 1.07    Limited Condition Acquisitions. Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability with respect to the incurrence of any Indebtedness (including any Incremental Term Loans) or Liens or the making of any Investments, Restricted Payments, prepayments of Subordinated Indebtedness or Dispositions or (B) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be, at the election of the Borrower, either (x) the date on which the definitive agreements for such Limited Condition Acquisition are entered into or (y) the date on which such Limited Condition Acquisition is consummated (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio, basket, representation or warranty, such financial ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition

US-DOCS\103717350.16

is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) (A) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (B) on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.
SECTION 1.08    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
SECTION 1.09    Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, on the Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to be, and shall not constitute, a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Effective Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the

US-DOCS\103717350.16

Loan Documents, (b) the “Commitments” (as defined in the Existing Credit Agreement) shall be redesignated as Revolving Commitments hereunder as set forth on Schedule 2.01A, (c) the Administrative Agent shall make such other reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Exposure and outstanding Revolving Loans hereunder reflect such Lender’s Applicable Percentage of the outstanding aggregate Revolving Exposures on the Effective Date and (d) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case to the extent requested by such Lender and on the terms and in the manner set forth in Section 2.16 hereof.
ARTICLE II

The Credits
SECTION 2.01    Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02    Loans and Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(a)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. ABR Borrowings may be in any amount. Borrowings of more than one Type

US-DOCS\103717350.16

and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03    Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request not later than (a) in the case of a Eurodollar Borrowing, 12:00 noon, Chicago time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 12:00 noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Revolving Borrowing and a breakdown of the separate wires comprising such Borrowing;
(ii)    the date of such Revolving Borrowing, which shall be a Business Day;
(iii)    whether such Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04    Intentionally Omitted.
SECTION 2.05    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Swingline Lender may, but shall have no obligation to, make Swingline Loans in dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding

US-DOCS\103717350.16

$15,000,000, (ii) the Swingline Lender’s Revolving Exposure exceeding its Revolving Commitment, or (iii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail, not later than 12:00 noon, Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 1:00 p.m., Chicago time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Chicago time, on a Business Day, no later than 3:00 p.m., Chicago time on such Business Day and if received after 12:00 noon, Chicago time, on a Business Day, no later than 9:00 a.m., Chicago time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly

US-DOCS\103717350.16

remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
SECTION 2.06    Letters of Credit.  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would

US-DOCS\103717350.16

result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated or indemnified for hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using the Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed the Issuing Bank’s Letter of Credit Commitment, (ii) the aggregate LC Exposure shall not exceed $15,000,000, (iii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment, and (iv) the Aggregate Revolving Exposure shall not exceed the aggregate

US-DOCS\103717350.16

Revolving Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of the Issuing Bank with the consent of the Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of the Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date (or such later date as to which the Administrative Agent may agree in its sole discretion).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in dollars the amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement, not later than the first Business Day following the date on which the Borrower shall have received notice of such LC Disbursement from the Issuing Bank; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount of the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided

US-DOCS\103717350.16

in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Bank or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon

US-DOCS\103717350.16

such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or email) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement and Resignation of the Issuing Bank.
(i)    The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent (such consent not to be unreasonably withheld or delayed), the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

US-DOCS\103717350.16

(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) if such notice is received prior to 1:00 p.m., Chicago time, or otherwise on the next succeeding Business Day, demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01 (h) or (i). The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.
(k)    Intentionally Omitted.
(l)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(m)    Existing Letters of Credit. The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder on the Effective Date.

US-DOCS\103717350.16

SECTION 2.07    Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If both the Borrower and such Lender pay such amount to the Administrative Agent, then the Administrative Agent shall refund the payment made by the Borrower.
SECTION 2.08    Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Notwithstanding any

US-DOCS\103717350.16

contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d).
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09    Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments; Incremental Term Loans.  (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon and on any LC Exposure, (ii) the cancellation and return of all outstanding Letters of Credit

US-DOCS\103717350.16

(or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.
(c)    The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments.
(d)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other indebtedness or any other event, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
(e)    The Borrower may from time to time after the Effective Date elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000; so long as, after giving effect thereto, the aggregate amount of all such increases and all such Incremental Term Loans shall not exceed $75,000,000. The Borrower may arrange for any such increase or Incremental Term Loans to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in or provide such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Borrower and, in the case of an increase in the Revolving Commitments and solely to the extent that the consent of each such Person would be required to effect an assignment under Section 9.04(b), the Administrative Agent, the Issuing Bank and the Swingline Lender (each such approval not to be unreasonably withheld, delayed or conditioned) and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit D hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender

US-DOCS\103717350.16

execute an agreement substantially in the form of Exhibit E hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan and as set forth in the immediately preceding clause (i)) shall be required for any increase in Revolving Commitments or Incremental Term Loans pursuant to this Section 2.09(e). Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.09(e) shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer or other executive officer of the Borrower and (B) the Borrower shall be in compliance (immediately before and after giving effect (including giving effect on a pro forma basis after giving effect to the application on such date of the proceeds of any Loans funded on such date) to such increase or Incremental Term Loans, as applicable) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower (including, without limitation, resolutions with respect to borrowing such increase or Incremental Term Loans). On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or such Incremental Term Loans and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender

US-DOCS\103717350.16

participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.09(e). Nothing contained in this Section 2.09(e) shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Revolving Commitments or Incremental Term Loans pursuant to this Section 2.09(e), any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.
SECTION 2.10    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its

US-DOCS\103717350.16

registered assigns) and in a form reasonably acceptable to the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

US-DOCS\103717350.16

SECTION 2.11    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part and without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.
(b)    In the event and on such occasion that the Aggregate Revolving Exposure exceeds the aggregate Revolving Commitments, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.
(c)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder not later than 12:00 p.m., Chicago time, (A) in the case of prepayment of a Eurodollar Revolving Borrowing, three (3) Business Days before the date of prepayment and (B) in the case of prepayment of an ABR Loan (including any Swingline Loan), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked or delayed if such notice of termination is revoked or delayed in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments (if any) pursuant to Section 2.16.
SECTION 2.12    Fees. (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and

US-DOCS\103717350.16

including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum (or such lower amount as may be agreed by the Issuing Bank and the Borrower) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including September 30, December 31, March 31 and June 30 of each year shall be payable in arrears on the first Business Day following each such date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate; and
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, upon the occurrence and during the continuation of a Specified Event of Default, the Administrative Agent or the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding and overdue hereunder, such amount shall bear interest at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

US-DOCS\103717350.16

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining, (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by electronic communication as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the

US-DOCS\103717350.16

administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing, shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(c)    If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Loan shall be made as an ABR Borrowing as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to an ABR Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different lending office if such designation would avoid the need

US-DOCS\103717350.16

for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
SECTION 2.15    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the

US-DOCS\103717350.16

case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower accompanied by a certificate setting forth in reasonable detail any amount or amounts and upon such delivery of such items, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding any loss of margin or profit therefrom) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan (but not including the Applicable Rate, margin or profit applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and upon delivery of such items shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17    Withholding of Taxes; Gross-Up. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall

US-DOCS\103717350.16

be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the

US-DOCS\103717350.16

Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

US-DOCS\103717350.16

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the Beneficial Owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

US-DOCS\103717350.16

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA and the term “Lender” includes any Issuing Bank.
SECTION 2.18    Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment or prepayment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest,

US-DOCS\103717350.16

interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    At any time that payments are not required to be applied in the manner required by Section 7.02, any proceeds of Collateral received by the Administrative Agent not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

US-DOCS\103717350.16

(d)    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11) that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of

US-DOCS\103717350.16

amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.
(g)    The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Billing Statement on or before the due date indicated on such Billing Statement, the Borrower shall not be in default; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Non-Extending Lender for the purposes of Section 2.23 or (iv) any Lender becomes a Defaulting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee (other than an Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in

US-DOCS\103717350.16

the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists and subject to the other conditions set forth in this Agreement), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment

US-DOCS\103717350.16

of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)    if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above)

US-DOCS\103717350.16

in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other

US-DOCS\103717350.16

than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled by a Requirement of Law to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22    Intentionally Omitted.
SECTION 2.23    Extension of Maturity Date; Removal of Lenders.
(a)    Subject to the remaining terms and provisions of this Section 2.23, the Borrower shall have the option, exercisable not more than two (2) times pursuant to this Section 2.23, to extend the Maturity Date or an Incremental Term Loan Maturity Date for a period of one year (each such option shall be referred to herein as an “Extension Option”). In connection with each Extension Option, the Borrower may, by written notice to the Administrative Agent (a “Notice of Extension”) (who shall promptly deliver a copy to each of the Lenders), not later than 30 days prior to the applicable Maturity Date (each such then effective Maturity Date or Incremental Term Loan Maturity Date, as the case may be, being the “Existing Maturity Date”) and not earlier than 60 days prior to the Existing Maturity Date, advise the Lenders that it requests an extension of the Existing Maturity Date by one year, effective on the Existing Maturity Date.
(b)    Each Notice of Extension shall (i) be irrevocable and (ii) constitute a representation by the Borrower that (A) no Event of Default or Default has occurred and is continuing, and (B) the representations and warranties contained in Article III are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, Material Adverse Effect or similar language in which case such representations and warranties are true and correct in all respects) on and as of the date the Borrower provides any Notice of Extension, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be correct as of such earlier date).
(c)    In the event a Notice of Extension is given to the Administrative Agent and the Administrative Agent promptly notifies the Lenders as provided in Section 2.23(a), each Lender shall, on or before the date that is 15 days following the date of the Administrative Agent’s receipt of said Notice of Extension (or if such date is not a Business Day, the immediately following Business

US-DOCS\103717350.16

Day) advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If any Lender so consents (each such consenting Lender, a “Consenting Lender” and, collectively, the “Consenting Lenders”) to such extension, which consent may be withheld in their sole and absolute discretion, the applicable Existing Maturity Date and the applicable Revolving Commitments of the Consenting Lenders shall be automatically extended to the proposed new maturity date (the “Extended Maturity Date”) and the applicable Existing Maturity Date as to any and all Lenders who have not consented (the “Non-Extending Lenders”) shall remain as the Existing Maturity Date, subject to Section 2.23(d). The Administrative Agent shall promptly notify the Borrower and all of the Lenders of each written notice of consent given pursuant to this Section 2.23(c). The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree.
(d)    The Borrower may replace any Non-Extending Lender at any time on or before the Existing Maturity Date with an assignee (other than an Ineligible Institution, but including, for the avoidance of doubt, with a Consenting Lender) in accordance with and subject to Section 2.19 and Section 9.04, including consents required under Section 9.04, provided that such assignee has consented to the extension of the Existing Maturity Date to the Extended Maturity Date then in effect, and upon such replacement, the applicable Maturity Date with respect to the loans and commitments of such replacement Lender shall be the Extended Maturity Date; provided that (i) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Maturity Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (ii) the replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.
(e)    If all of the applicable Revolving Commitments of the Non-Extending Lenders are not replaced on or before the Existing Maturity Date, then the applicable Revolving Commitments of each Non-Extending Lender not so replaced shall terminate on the Existing Maturity Date, and the Borrower shall fully repay on the Existing Maturity Date the Loans (including, without limitation, all accrued and unpaid interest and unpaid fees), if any, of such Non-Extending Lenders and all other Obligations owing thereto, which shall reduce the aggregate applicable Revolving Commitments and outstanding Loans accordingly. Following the Existing Maturity Date, the Non-Extending Lenders shall have no further obligations under this Agreement, including, without limitation, that such Non-Extending Lenders shall have no obligation to purchase participations in Letters of Credit.
(f)    As a condition precedent to each such extension of the Existing Maturity Date pursuant to this Section 2.23, the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Maturity Date signed by a Financial Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of extension (it being understood

US-DOCS\103717350.16

and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and (y) any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) and (B) no Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Revolving Commitments of the Non-Extending Lenders and any assignment pursuant thereto, the Aggregate Revolving Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Revolving Commitments being extended.
(g)    For the avoidance of doubt, no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date or any Incremental Term Loan Maturity Date, as the case may be, pursuant to this Section 2.23 and the operation of this Section 2.23 in accordance with its terms is not an amendment subject to Section 9.02.
SECTION 2.24    Swap Agreement Obligations. Each Lender or Affiliate thereof having any Swap Agreement with any Loan Party or any Subsidiary the obligations in respect of which the Borrower has designated as “Secured Obligations” pursuant to the definition of Swap Agreement Obligations, in each case, shall deliver to the Administrative Agent, promptly after entering into such Swap Agreement, written notice setting forth the aggregate amount of all such Swap Agreement Obligations of such Loan Party or Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining whether and to what extent such Swap Agreement Obligations constitute Secured Obligations hereunder.
ARTICLE III

Representations and Warranties.
Each Loan Party represents and warrants to the Lenders that:
SECTION 3.01    Organization; Powers. Each Loan Party and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Subsidiary other than the Borrower, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

US-DOCS\103717350.16

SECTION 3.02    Authorization; Enforceability. The Transactions are within each Loan Party’s (to the extent applicable to such Loan Party) organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents, except, with respect to clauses (b) and (c) of this Section 3.03, to the extent that such breach, contravention or violation would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04    Financial Condition; No Material Adverse Change. (a)  The Borrower Audited Financial Statements and the Borrower Unaudited Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods covered thereby in accordance with GAAP, subject to normal year‑end adjustments and the absence of footnotes in the case of the Borrower Unaudited Financial Statements.
(b)    Since June 30, 2018, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries (taken as a whole).
SECTION 3.05    Properties. (a)  Each of the Company and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and other Liens permitted pursuant to Section 6.02.
(b)    Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted and the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement (other than (A) restrictions relating to software licenses that may limit such Loan Party’s ability to transfer or assign any such agreement to a third party, (B) licensing agreements or similar agreements that

US-DOCS\103717350.16

do not materially impair the ability of the Administrative Agent or the Lenders to avail themselves of their rights of disposal and other rights granted under the Collateral Documents in respect of Inventory and (C) such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect).
SECTION 3.06    Litigation and Environmental Matters. (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.
(b)    Except for the Disclosed Matters or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (i) as of the Effective Date, no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability and (ii) no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has incurred any Environmental Liability or (C) knows of any threatened Environmental Liability.
SECTION 3.07    Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
SECTION 3.08    Investment Company Status. No Loan Party or any Subsidiary is an “investment company” as defined in, or required to register under, the Investment Company Act of 1940.
SECTION 3.09    Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal, state and other material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10    ERISA; Plan Assets. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, and (ii) the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan. Notwithstanding that the Borrower and its Subsidiaries maintain and contribute to “employee benefit plans,” as defined in

US-DOCS\103717350.16

ERISA Section 3(3), none of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).
SECTION 3.11    Disclosure. (a) None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (other than projections, other forward looking information and information of a general economic or industry specific nature), as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, at the time of and in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date (it being understood that projections are subject to inherent uncertainties and contingencies which may be outside the control of any Loan Party and that no assurance can be given that such projected financial information will be realized).
(a)    As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 3.12    Intentionally Omitted.
SECTION 3.13    Solvency. (a)  Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the respective assets of the Borrower and its Subsidiaries, on a consolidated basis and at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the respective property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct their respective business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)    The Borrower and its Subsidiaries, taken as a whole, do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as they mature in the ordinary course of business.
SECTION 3.14    Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and comparable to those customarily maintained

US-DOCS\103717350.16

by companies engaged in the same or similar lines of business operating in the same or similar locations.
SECTION 3.15    Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of each Subsidiary’s authorized Equity Interests all of which are owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non‑assessable. There are no outstanding commitments or other obligations of any Loan Party (other than the Company) to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party (other than the Company). As of the Effective Date, other than in respect of any stock incentive program, there are no outstanding commitments or other obligations of the Company to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company.
SECTION 3.16    Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or an agreement permitted hereunder, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) Liens perfected only by control, filing or recording to the extent that, despite due authorization by the applicable Loan Party, the Administrative Agent has not obtained control or has not recorded such Lien.
SECTION 3.17    Employment Matters. As of the Effective Date, except as would not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect, there are no strikes, lockouts or organized slowdowns against the Borrower or any Subsidiary pending or, to their knowledge, threatened. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

US-DOCS\103717350.16

SECTION 3.18    Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 3.19    Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.
SECTION 3.20    Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.
SECTION 3.21    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and, to the knowledge of the Borrower, its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will directly or, to the knowledge of the Borrower, indirectly violate Anti-Corruption Laws or applicable Sanctions. To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (x) the Trading with the Enemy Act, as amended, and each of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (y) the USA PATRIOT Act.
SECTION 3.22    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV

Conditions.
SECTION 4.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic

US-DOCS\103717350.16

transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and (iv) a customary legal opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders (together with any other local counsel opinions, if required), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Company for the 2018 and 2017 fiscal years of Company, (ii) unaudited interim consolidated financial statements of the Company for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) projections through and including the fiscal year ending June 30, 2023 (together with such information as the Administrative Agent and the Lenders shall reasonably request including, without limitation, a detailed description of the assumptions used in preparing such projections).
(c)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified as of a recent date (in the case of FBC Finance Company, certified as of July 27, 2017) by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by‑laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.
(d)    No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and any representation or warranty which is subject to any materiality qualifier is true and correct in all respects), and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.
(e)    Fees. The Lenders and the Administrative Agent shall have received (i) all fees required to be paid, and all expenses for which invoices have been presented (limited, in the

US-DOCS\103717350.16

case of counsel, to the reasonable and documented fees and expenses of Sidley Austin LLP), on or before the Effective Date and (ii) all accrued and unpaid interest and fees under Section 2.12 of the Existing Credit Agreement, which amounts may be paid, in each case, from the proceeds of the initial Borrowings hereunder.
(f)    Lien Searches. The Administrative Agent (or its counsel) shall have received the results of a recent lien search in each jurisdiction where the Loan Parties and their respective Subsidiaries are organized and where the assets of the Loan Parties and their respective Subsidiaries are located (including a search as to judgments, bankruptcy, tax and UCC matters), along with copies of the financing statements on file referenced in such searches, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(g)    Funding Account. The Administrative Agent shall have received a notice (which notice may be in the form of a Borrowing Request or such other form or method as approved by the Administrative Agent) setting forth the deposit account(s) of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(h)    Borrowing Request; Repayment of Existing Credit Agreement. The Administrative Agent shall have received (i) a Borrowing Request for a Borrowing on the Effective Date in an amount sufficient to repay the unpaid principal amount of the loans, accrued interest thereon, accrued fees and all other unpaid amounts outstanding under the Existing Credit Agreement and (ii) repayment in full of all such amounts, which shall occur substantially concurrently with the closing and funding of such Revolving Loans hereunder.
(i)    Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the Effective Date.
(j)    Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(k)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent in its sole discretion to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

US-DOCS\103717350.16

(l)    Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.
(m)    Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) to the extent reasonably requested by the Administrative Agent or the Issuing Bank.
(n)    Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.
(o)    Approvals. All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) shall have been obtained on terms satisfactory to Administrative Agent and shall be in full force and effect.
(p)    Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrower and its Affiliates shall be acceptable to the Administrative Agent in its sole discretion.
(q)    Legal Due Diligence. The Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion.
(r)    USA PATRIOT Act, Etc. (i) The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, all documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party, to the extent reasonably requested in writing of the Borrower at least five (5) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(s)    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.
The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding.

US-DOCS\103717350.16

SECTION 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)     At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

Affirmative Covenants.
Until the Revolving Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder (other than contingent or indemnity obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized pursuant to the terms hereof) in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    within one hundred twenty (120) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit except to the extent resulting solely from (i) an upcoming maturity date under the credit facilities provided for herein occurring within one year from the time such opinion is delivered or (ii) an anticipated breach of any Financial Covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied,

US-DOCS\103717350.16

accompanied by any management letter prepared by said accountants provided, that the requirements of this clause (a) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a consolidated annual report for the Company and its Subsidiaries containing the foregoing information on form 10-K in the time period specified above in this clause (a);
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, provided, that the requirements of this clause (b) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a quarterly report for the Company and its Subsidiaries containing the foregoing information on form 10-Q in the time period specified above in this clause (b);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B (a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) in the case of the financial statements delivered under clauses (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 for such period;
(d)    Intentionally Omitted;
(e)    no later than (i) the end of each fiscal year of the Company, a copy of the draft plan and forecast (including a monthly projected consolidated income statement) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent (it being understood that the Company’s customary format consistent with the format delivered to the Administrative Agent in connection with the Effective Date will be satisfactory), and (ii) the earlier of (A) 90 days after the start of such upcoming fiscal year, and (B) the date such draft Projections are approved by the board of directors of the Company, a copy of the final Projections;
(f)    promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with

US-DOCS\103717350.16

applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(g)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be.
Documents required to be delivered pursuant to clauses (a), (b) and (g) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.
SECTION 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent (which the Administrative Agent shall promptly distribute to each Lender) prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)    the occurrence of any Default;
(b)    receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that is non-frivolous (as reasonably determined by the Borrower) and, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

US-DOCS\103717350.16

SECTION 5.03    Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) except to the extent failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits with respect to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or Section 6.05.
SECTION 5.04    Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all of its respective Material Indebtedness and all other material liabilities and material obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to pay or discharge such Material Indebtedness or liabilities and obligations could not be reasonably expected to result in a Material Adverse Effect.
SECTION 5.05    Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.06    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), as and when determined by the Administrative Agent, upon reasonable prior notice and during reasonable hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent public accountants, all at such reasonable times and as often as reasonably requested; provided, however, that if no Event of Default has occurred and is continuing, a representative of the Borrower shall be given the opportunity to be present for any discussion with its independent public accountant and the Borrower shall only have to reimburse the Administrative Agent for one such visit in any twelve (12) month period. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets for internal use by the Administrative Agent and the Lenders subject to the confidentiality obligations of the Administrative Agent and the Lenders hereunder.

US-DOCS\103717350.16

SECTION 5.07    Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects its material obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08    Use of Proceeds.
(a)    The proceeds of the Loans and the Letters of Credit will be used only for financing the working capital needs and general corporate purposes of the Borrower in the ordinary course of business (including, without limitation, for Capital Expenditures, acquisitions permitted and/or not restricted hereunder and to pay fees, commissions, transaction costs and expenses incurred in connection with the Transactions) and to refinance certain existing Indebtedness and for other purposes not prohibited by this Agreement. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)    The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary or other Person directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09    Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (other than projections, other forward looking information and information of a general economic or industry specific nature) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the

US-DOCS\103717350.16

time (it being understood that projections are subject to inherent uncertainties and contingencies which may be outside the control of any Loan Party and that no assurance can be given that such projected financial information will be realized).
SECTION 5.10    Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
SECTION 5.11    Additional Collateral; Further Assurances. (a)  Subject to applicable Requirements of Law, as promptly as possible but in any event not later than sixty (60) days following the date on which any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Borrower (or the Administrative Agent as contemplated by the definition of “Material Domestic Subsidiary”) as, a Material Domestic Subsidiary, pursuant to the definition of “Material Domestic Subsidiary,” the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary (x) to become a Loan Party by executing a Joinder Agreement and (y) to deliver to the Administrative Agent a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel; provided, however, that no Domestic Subsidiary of a Foreign Subsidiary and no Domestic Subsidiary HoldCo shall be required to become a Loan Party hereunder. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and a “Grantor” under the Security Agreement (pursuant to the terms thereof) and thereupon shall have all of the rights, benefits, duties and obligations in such capacities under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral.
(b)    The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed, but other than any Excluded Collateral) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its directly owned Domestic Subsidiaries (other than Domestic Subsidiary HoldCos), and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each directly owned Subsidiary that is a CFC or Domestic

US-DOCS\103717350.16

Subsidiary Holdco to, in each case, be subject at all times to a first priority, perfected Lien (subject to Liens permitted under Section 6.02) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a CFC shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(c)    Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.
SECTION 5.12    Post-Closing Covenants. The Borrower shall comply with the covenants set forth on Schedule 5.12.
ARTICLE VI

Negative Covenants.
On and after the Effective Date and until the Revolving Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent or indemnity obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized pursuant to the terms hereof), in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 6.01    Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement);

US-DOCS\103717350.16

(c)    Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) such Indebtedness is subject to Section 6.04(d) and (ii) Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent (it being agreed and acknowledged that the subordination terms set forth in the Security Agreement are satisfactory to the Administrative Agent);
(d)    Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) if the Indebtedness so guaranteed is subordinated in right of payment to the Secured Obligations, then the Guarantees permitted under this clause (d) shall be subordinated in right of payment to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement); provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;
(f)    Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (e), (m) and (n) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) to the extent that such Original Indebtedness was incurred pursuant to a clause in this Section 6.01 which required a specified average weighted life-to-maturity, such Refinance Indebtedness does not result in a shortening of the average weighted life-to-maturity of such Original Indebtedness and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

US-DOCS\103717350.16

(g)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)    Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)    Indebtedness in respect of cash management and treasury obligations netting services, overdraft protections, employee credit card programs and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;
(j)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price (including working capital adjustments), non-compete, or similar obligation of Company or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions;
(k)    unsecured Indebtedness of Company or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to the Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions;
(l)    Indebtedness in respect of Swap Agreements permitted under Section 6.07;
(m)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (m) shall not exceed $10,000,000 at any time outstanding;
(n)    other Indebtedness so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) both before and immediately after giving effect to the incurrence of such Indebtedness, the Borrower is in compliance on a pro forma basis with the Financial Covenants;
(o)    Indebtedness representing deferred compensation to employees, directors and officers of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(p)    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise is permitted hereunder; and
(q)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of,

US-DOCS\103717350.16

such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year.
SECTION 6.02    Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Liens created pursuant to any Loan Document;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement);
(d)    Intentionally Omitted;
(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement);
(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4‑208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(g)    Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(h)    Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

US-DOCS\103717350.16

(i)    (1) Liens on deposits made to secure obligations under coffee-related Swap Agreements with Persons (“Counterparties”) that are not Secured Parties, and (2) Liens on deposits made to secure obligations under Swap Agreements permitted under Section 6.07 that are not coffee-related so long as the aggregate amount of such deposits does not exceed $10,000,000 at any time outstanding;
(j)    Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(k)    (1) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition and (2) solely in connection with the Specified Acquisition and solely to the extent contemplated by Section 2.02(c) of the Transition Services Agreement (and only for so long as the Transition Services Agreement is in force and effect), any Lien on the “working capital” deposit account of the Company or any of its Subsidiaries arising solely as a result of the withdrawal rights and/or co-signatory rights of the Seller (and/or any affiliates of the Seller party to the Transition Services Agreement) with respect to such deposit account; provided that the aggregate credit balance in such deposit account shall not exceed $3,000,000 at any one time;
(l)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such liens attach only to the imported goods;
(n)    leases, licenses, subleases or sublicenses of real property or equipment granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(o)    non-exclusive licenses or sublicenses of intellectual property granted by any Loan Party in the ordinary course of business; and
(p)    Liens securing obligations as to which the aggregate outstanding principal amount of the obligations secured thereby does not exceed $12,500,000 at any time.
SECTION 6.03    Fundamental Changes. (a)  No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, otherwise Dispose of all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any

US-DOCS\103717350.16

other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) the Borrower or any Subsidiary may change its legal form following 30 days’ prior written notice to the Administrative Agent and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral) or will be taken within any time period reasonably specified by the Administrative Agent or (v) the Borrower or any Subsidiary may consummate a merger, consolidation or liquidation if the purpose thereof is to effect an Investment permitted pursuant to Section 6.04 or a Disposition permitted pursuant to Section 6.05; provided that (x) any such transaction to which the Borrower is a party shall result in the Borrower as the surviving entity and (y) any such transaction to which any Loan Party (other than the Borrower) is a party shall result in a Loan Party as the surviving entity.
(b)    No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably similar, related, complementary, ancillary or incidental thereto.
(c)    No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date unless it has given the Administrative Agent not less than thirty (30) days’ prior written notice thereof; provided, that any Subsidiary acquired in an Acquisition may change its fiscal year so it corresponds to that of the Borrower.
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or Division) any evidence of Indebtedness or Equity Interests or other securities of, make or permit to exist any loans or advances to, Guarantee any obligations of, or permit to exist any Equity Interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each of the foregoing, an “Investment”) except:
(a)    Permitted Investments;
(b)    Investments in existence on the date hereof and described in Schedule 6.04;
(c)    investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests

US-DOCS\103717350.16

of a Foreign Subsidiary referred to in Section 5.11), and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together, in each case, with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(d)    loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the extent required by the Security Agreement, and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(e)    Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of: Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(f)    loans or advances made to employees, officers or directors on an arms-length basis in the ordinary course of business for (i) reasonable travel and entertainment expenses, relocation costs and similar purposes and (ii) for any other purpose up to a maximum of $500,000 to any employee, officer or director and up to a maximum of $3,000,000 in the aggregate at any one time outstanding;
(g)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and accounts receivable, notes payable, or stock or other securities issued by Account Debtors pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts obligations in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss or received in connection with the bankruptcy or reorganization of customers or suppliers, or settlement of disputes with suppliers, in each case in the ordinary course of business;
(h)    Investments in the form of Swap Agreements permitted by Section 6.07;
(i)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a permitted acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

US-DOCS\103717350.16

(j)    Investments received in connection with the disposition of assets permitted by Section 6.05;
(k)    Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(l)    Permitted Acquisitions;
(m)    any other Investments so long as: (i) both before and after giving effect to such Investment, no Event of Default exists, will exist, or would result therefrom, and (ii) at the time of and after giving effect to the consummation of such Investment, the aggregate outstanding amount of Investments pursuant to this clause (m) does not exceed the greater of (1) $30,000,000 and (2) 5.0% of Consolidated Total Assets determined as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a), the Borrower Audited Financial Statements);
(n)    deposits, prepayments, advances and other credits to suppliers, vendors, customers, lessors and landlords or in connection with marketing promotions, such as sweepstakes, in each instance, made in the ordinary course of business;
(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit;
(q)    solely in connection with the Specified Acquisition and solely to the extent contemplated by Sections 2.01 and 2.02 of the Transition Services Agreement (but only for so long as the Transition Services Agreement is in force and effect), advances made by Buyer to Seller and/or any of its affiliates in an aggregate amount not to exceed $5,000,000 per fiscal month; and
(r)    the BFA Lease Guaranty.
SECTION 6.05    Asset Sales. No Loan Party will, nor will it permit any Subsidiary to Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), excluding therefrom the payment of advances, customer deposits, trade payables and other accrued expenses and liabilities incurred in the ordinary course of business, except:
(a)    Dispositions of (i) Inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) equipment or property no longer used or useful in the conduct of the business of the Borrower and their Subsidiaries;

US-DOCS\103717350.16

(b)    Dispositions of assets to the Borrower or any Subsidiary, provided that any such Dispositions which are not solely among: (i) Loan Parties, or (ii) Subsidiaries that are not Loan Parties, shall be made in compliance with Section 6.09;
(c)    Dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(d)    Dispositions of Permitted Investments;
(e)    Sale and Leaseback Transactions permitted by Section 6.06;
(f)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(g)    Dispositions that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $5,000,000 during any fiscal year of the Company;
(h)    Dispositions of fixed or capital assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral;
(i)    the granting of Liens permitted by Section 6.02, the making of Investments permitted by Section 6.04 and the making of Restricted Payments permitted by Section 6.08;
(j)    leases, subleases, licenses or sublicenses of real or personal property, in each case in the ordinary course of business and which do not materially interfere with the business of the Company and the Subsidiaries, taken as a whole;
(k)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(l)    the unwinding of any Swap Agreement;
(m)    the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial intellectual property (excluding, for the avoidance of doubt, the Farmer Trademark);
(n)    other Dispositions by the Company or any Subsidiary of assets in connection with the closing of a warehouse or facility which consist of leasehold interests in the premises of such warehouse or facility, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such warehouse or facility; provided

US-DOCS\103717350.16

that (i) written notice thereof shall be provided to the Administrative Agent at least ten (10) days in advance thereof, (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and (iii) no Event of Default shall have then occurred and be continuing or would result therefrom;
(o)    [reserved];
(p)    any Disposition of real property owned in fee (other than the Northlake Property); provided that (i) written notice thereof shall be provided to the Administrative Agent at least ten (10) days in advance thereof, (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) no Event of Default shall have then occurred and be continuing or would result therefrom, and (iv) the aggregate fair market value of all real property sold after the Effective Date pursuant to this clause (p) shall not exceed $70,000,000; and
(q)    any Disposition of fixed or capital assets; provided that (i) no Event of Default shall have then occurred and be continuing or would result therefrom, and (ii) the aggregate fair market value of all fixed or capital assets sold after the Effective Date pursuant to this clause (q) shall not exceed $30,000,000;
provided, that any Disposition of any property pursuant to this Section 6.05 (except pursuant to Sections 6.05(a), (b), (f), (i), (k), (l) and (m) and except for Dispositions amongst Loan Parties), shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Company in good faith.
SECTION 6.06    Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
SECTION 6.07    Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except Swap Agreements that are not speculative.
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness.
(a)    No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower and its Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) any Subsidiary may declare or make a Restricted Payment to the Borrower and any Subsidiary which is not a Loan Party may declare or make a Restricted

US-DOCS\103717350.16

Payment to another Subsidiary, (iii) each of the Loan Parties may declare or make other Restricted Payments so long as: (A) both before and after giving effect to such Restricted Payment, no Default exists or would result therefrom, and (B) the Total Net Leverage Ratio is less than 2.50 to 1.00 immediately before and after giving effect (including giving effect on a pro forma basis) to such Restricted Payment (based on the most recently delivered financials under Section 5.01(a) or (b), as applicable (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), (iv) the Company may declare or make noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or similar equity incentive awards if such Equity Interests represent a portion of the exercise price of such options or similar equity incentive awards, (v) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company, (vi) the Company may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Company or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including but not limited to the ESOP and including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Company or any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any calendar year, (vii) the Company may make distributions or pay dividends to the ESOT in the amounts of regularly scheduled payments to be made on the ESOP Indebtedness in accordance with the terms of the ESOP Loan Documents in effect on the date hereof; provided, that, as to any such distribution or dividend, all proceeds received by the ESOT are used by the ESOT to repay the ESOP Indebtedness and (viii) unless an Event of Default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments in an aggregate amount not to exceed $10,000,000 during any fiscal year of the Borrower.
(b)    No Loan Party will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except:
(i)    payment of regularly scheduled interest and principal payments as and when due in accordance with the subordination provisions thereof;
(ii)    refinancings of Subordinated Indebtedness to the extent not prohibited by Section 6.01;
(iii)    the conversion of any Subordinated Indebtedness into common Equity Interests of the Company; and

US-DOCS\103717350.16

(iv)    unless an Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption, retirement, acquisition, cancellation or termination of Subordinated Indebtedness in an aggregate principal amount not to exceed $10,000,000 during the term of this Agreement.
SECTION 6.09    Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not materially less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Investment permitted by Sections 6.04(c), 6.04(d) or 6.04(f), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors.
SECTION 6.10    Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (including, for the avoidance of doubt, any real property), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or any assets of a Subsidiary, pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions requiring minimum reserves of cash or other deposits or minimum net worth requirements imposed by customers under contracts entered into in the ordinary course of business and (vii) clause (b) of the foregoing shall not apply to any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 entered into after the Effective

US-DOCS\103717350.16

Date so long as such restrictions are not materially more burdensome on the Company’s Subsidiaries than the restrictions contained herein.
SECTION 6.11    Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness unless expressly permitted under the subordination terms relative to such Indebtedness, or (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, except in the case of each of this clause (b), such amendments, modifications, or waivers, which would not be materially adverse to the Lenders (taken as a whole).
SECTION 6.12    Financial Covenants.
(a)    Maximum Total Net Leverage Ratio. The Borrower will not permit the Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters (other than a Trigger Quarter and the following three (3) succeeding fiscal quarters as provided below) ending on or after the Effective Date, to be greater than 3.50 to 1.00 for any such fiscal quarter.
Notwithstanding anything to the contrary contained herein, at the Borrower’s election (which shall be evidenced by delivery of a written notice by the Borrower to the Administrative Agent), if in any fiscal quarter ending after the Effective Date the Borrower consummates a Permitted Acquisition with total consideration (including any Indebtedness assumed in connection therewith) in excess of $20,000,000 (the fiscal quarter in which such Permitted Acquisition is consummated, a “Trigger Quarter”), the Borrower will not permit the Total Net Leverage Ratio for any Test Period to exceed 3.75 to 1.00 for such Trigger Quarter and for the next three (3) succeeding fiscal quarters; provided, further, that (i) following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless the Total Net Leverage Ratio is less than or equal to 3.50 to 1.00 as of the end of two consecutive fiscal quarters following the occurrence of such initial Trigger Quarter, (ii) the Borrower may not make an election pursuant to this paragraph unless at the time of such election the Total Net Leverage Ratio is equal to or less than 3.50 to 1.00 and (iii) the Borrower may not make more than two (2) such elections pursuant to this paragraph during the term of this Agreement.
(b)    Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters ending on or after the Effective Date, to be less than 3.00 to 1.00 for any such fiscal quarter.
SECTION 6.13    Farmer Trademark. The Loan Parties shall maintain, defend and preserve the Farmer Trademark and its value, usefulness, merchantability and marketability in a manner consistent with past practices, and shall not sell, assign, transfer, encumber or license the Farmer Trademark to any Person (other than Liens created pursuant to the Loan Documents) without the prior written consent of the Required Lenders.
ARTICLE VII

Events of Default.

US-DOCS\103717350.16

SECTION 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those which constitute a default under another clause of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent (which notice will be given at the request of any Lender);
(f)    any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05 or any Indebtedness that becomes due as a result of any voluntary refinancing permitted under Section 6.01;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its

US-DOCS\103717350.16

debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged, not dismissed and unsatisfied for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment; provided, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment that is covered by a valid and binding policy of insurance in favor of the Borrower or such Subsidiary provided by a third party insurer (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    a Change in Control shall occur;
(n)    Intentionally Omitted;
(o)    the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Party shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 of this Agreement, except where due to such Loan Party’s permitted liquidation or dissolution under the terms of this Agreement;

US-DOCS\103717350.16

(p)    except as permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document that purports to create a Lien shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien (subject to any applicable Permitted Encumbrances or Liens pursuant to Sections 6.02(c) or (e)) except as the result of an action or failure to act on the part of the Administrative Agent;
(q)    except as the result of an action or failure to act on the part of the Administrative Agent, any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or
(r)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall, at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) require cash collateral for the LC Exposure as required in Section 2.06(j) hereof and (iv) exercise on behalf of itself, the Lenders and the Issuing Bank all rights and remedies available to it, the Lenders and the Issuing Bank under the Loan Documents and Applicable Law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, and the obligations of the Borrower to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance

US-DOCS\103717350.16

or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as provided under Sections 2.18(b) and 7.02, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
SECTION 7.02    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Secured Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than in connection with Banking Services Obligations or Swap Agreement Obligations) payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable

US-DOCS\103717350.16

under Section 9.03 and amounts pursuant to Section 2.12(d) payable to the Administrative Agent in its capacity as such);
(ii)    second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than (x) principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees and (y) in connection with Banking Services Obligations or Swap Agreement Obligations) payable to the Lenders and the Issuing Bank (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Bank payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.20, ratably among the Lenders, the Issuing Bank and the other Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.02;
(v)    fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Bank and the other Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
ARTICLE VIII

The Administrative Agent.

US-DOCS\103717350.16

SECTION 8.01    Authorization and Action.
(a)    Each Lender and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

US-DOCS\103717350.16

(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;
(ii)    where the Administrative Agent is required or deemed to act as a trustee in respect of any Equity Interests over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any country, the obligations and liabilities of the Administrative Agent to the holders of the Secured Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    None of the Co-Syndication Agents, the Co-Documentation Agents or the Arranger shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

US-DOCS\103717350.16

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02    Administrative Agent’s Reliance, Indemnification, Etc.
(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

US-DOCS\103717350.16

(b)    The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(a), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03    Intentionally Omitted.
SECTION 8.04    The Administrative Agent Individually. With respect to its Revolving Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or

US-DOCS\103717350.16

as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.
SECTION 8.05    Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower and with the consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Borrower (unless a Specified Event of Default shall have occurred and be continuing), to appoint a successor Administrative Agent (which shall not be an Ineligible Institution). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank (but in any event shall not be an Ineligible Institution). In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and

US-DOCS\103717350.16

accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest); and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.06    Acknowledgments of Lenders and Issuing Bank.
(a)    Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, the Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
SECTION 8.07    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral

US-DOCS\103717350.16

or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Agreement Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.08    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit

US-DOCS\103717350.16

bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.09    Flood Laws. JPMorgan has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation. For purposes of this Agreement, “Flood Laws” shall mean, collectively, the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, and the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other Requirements of Law relating to flood insurance. JPMorgan, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

US-DOCS\103717350.16

ARTICLE IX

Miscellaneous.
SECTION 9.01    Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to any Loan Party, to the Borrower at:
Farmer Bros. Co.
1912 Farmer Brothers Drive
Northlake, TX 76262
Attention: Legal Department
Email: LegalDepartment@farmerbros.com

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attention: Mark Morris
Email: Mark.Morris@lw.com

(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of Briahna Amos (Telecopy No. (844)490-5665; E-mail jpm.agency.servicing.1@jpmorgan.com), and with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 36, Chicago, IL 60603, Attention of Charles W. Shaw (Email: charles.w.shaw@jpmorgan.com);
(i)    if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of LC Agency Activity Team (Telecopy No. (214)307-6874; E-mail Chicago.LC.Agency.Activity.Team@jpmchase.com;
(ii)    if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of Briahna Amos (Telecopy No. (844)490-5665); E-mail jpm.agency.servicing.1@jpmorgan.com; and
(iii)    if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal

US-DOCS\103717350.16

business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Approved Electronic Platforms to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Posting of Communications.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks™, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(ii)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts

US-DOCS\103717350.16

of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(iv)    Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(v)    Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

US-DOCS\103717350.16

(vi)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02    Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 2.09 (with respect to any commitment increase or Incremental Term Loan Amendment) Section 2.14(b) and clauses (c) and (e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (except (1) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (2) that any amendment or modification of the Financial Covenants (or defined terms used in the Financial Covenants) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (except in connection with (1) the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (2) any extension of the Existing Maturity Date pursuant to Section 2.23), (iv) change Section 2.09(d) or Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Revolving Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender

US-DOCS\103717350.16

(other than any Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.09(e) to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date), (vi) change the payment waterfall provisions of Section 2.20(b) or 7.02 without the written consent of each Lender, (vii) (x) release the Borrower from its obligations under Article X or (y) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend Schedule 2.01A to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made

US-DOCS\103717350.16

in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or (v) if and at the time any asset becomes Excluded Collateral. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). The Administrative Agent and the Lenders agree that the Administrative Agent shall execute and deliver all documents reasonably requested by any Loan Party to effect or otherwise evidence such release (and, if requested by the Administrative Agent in connection with such execution and delivery, the Loan Party disposing of such property shall certify to the Administrative Agent that the applicable sale or disposition is being made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry)). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) or (ii) in the event that the Borrower shall have advised the Administrative Agent that the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and

US-DOCS\103717350.16

(ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Arranger and their affiliates associated with the syndication and distribution of the credit facility provided for herein (including, without limitation, via the internet or through an electronic system) and the preparation, execution, delivery and administration of the Loan Documents and any amendment, modification or waiver with respect thereto (whether or not the transactions contemplated hereby or thereby shall be consummated) (including the reasonable and documented fees, disbursements and other charges of counsel (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise)), (ii) reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses of the Administrative Agent, the Issuing Bank and the Lenders (including the fees, disbursements and other charges of counsel (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise)) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including all such documented out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Arranger, each Co-Syndication Agent, each Co-Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, costs and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other

US-DOCS\103717350.16

transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from a material breach of this Agreement by such Indemnitee pursuant to proceedings initiated by any Person party to this Agreement, or (C) arise out of any dispute among Indemnitees that do not involve any acts or omissions of the Loan Parties or any of their Affiliates (other than claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, the Issuing Lender, the Swingline Lender, an Arranger, a bookrunner or any similar role under the Loan Documents). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, the Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

US-DOCS\103717350.16

or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender,

US-DOCS\103717350.16

an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment;
(C)    the Issuing Bank; and
(D)    the Swingline Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 and the tax forms required by Section 2.17(f); and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties, their Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

US-DOCS\103717350.16

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender or its Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to this clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Revolving Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption

US-DOCS\103717350.16

are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(d)    Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower,

US-DOCS\103717350.16

maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution. (a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of the Issuing Bank constitute the entire contract among the parties

US-DOCS\103717350.16

relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable

US-DOCS\103717350.16

detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender or Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction.
(d)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

US-DOCS\103717350.16

(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.11    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified

US-DOCS\103717350.16

at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.12    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION 9.13    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.
SECTION 9.14    Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may

US-DOCS\103717350.16

hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION 9.15    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.17    Authorization to Distribute Certain Materials to Public-Siders.
(a)    If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.
(b)    The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time material non-public information within the meaning of the federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
SECTION 9.18    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

US-DOCS\103717350.16

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 9.19    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of

US-DOCS\103717350.16

the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has not provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 9.20    No Fiduciary Duty, etc.
The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments

US-DOCS\103717350.16

(including bank loans and other obligations) of, the Borrower and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.21    Prepayment of Loans under the Existing Credit Agreement. Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that any and all required notice periods under the Existing Credit Agreement in connection with the prepayment (if any) on the Effective Date of any “Loans” under the Existing Credit Agreement are hereby waived and of no force and effect.
ARTICLE X

Loan Guaranty.
SECTION 10.01    Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of such Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION 10.02    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

US-DOCS\103717350.16

SECTION 10.03    No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(b)    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c)).
SECTION 10.04    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c). Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any

US-DOCS\103717350.16

such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash as provided under Section 10.08(c). To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 10.05    Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
SECTION 10.06    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 10.07    Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 10.08    Release of Loan Guarantors.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of

US-DOCS\103717350.16

such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary.
(c)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Swap Agreement Obligations, Banking Services Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, all Unliquidated Obligations shall have been cash collateralized in a manner satisfactory to each affected Lender, all of the Revolving Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 10.09    Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.
SECTION 10.10    Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.11    Contribution.

US-DOCS\103717350.16

(a)    To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations as provided under Section 10.08(c) (other than Unliquidated Obligations that have not yet arisen), and all Revolving Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)    As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)    This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)    The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash as provided under Section 10.08(c) (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Revolving Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.
SECTION 10.12    Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each

US-DOCS\103717350.16

Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 10.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Agreement Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
FARMER BROS. CO.,
a Delaware corporation, as Borrower
By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO

OTHER LOAN PARTIES:
CHINA MIST BRANDS, INC.,
a Delaware corporation

By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO

US-DOCS\103717350.16

BOYD ASSETS CO.,
a Delaware corporation
By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO
COFFEE BEAN INTERNATIONAL, INC.,
an Oregon corporation
By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO
FBC FINANCE COMPANY,
a California corporation
By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO
COFFEE BEAN HOLDING CO., INC.,
a Delaware corporation
By _/s/_David Robson_________
Name: David Robson
Title: Treasurer and CFO

[Signature page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Administrative Agent, Issuing Bank, and Swingline Lender
By ___/s/ Charles Shaw______________
Name: Charles W. Shaw
Title: Vice President

[Signature page to Credit Agreement]

CITIBANK, N.A., as Co-Syndication Agent and as a Lender
By _/s/ Christine Keating_________
Name: Christine Keating
Title: Senior Vice President

[Signature page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender
By __/s/ Divyang Shah________
Name: Divyang Shah
Title: Sr. Vice President

[Signature page to Credit Agreement]

BANK OF AMERICA, N.A., as Co- Documentation Agent and as a Lender
By ___/s/ Rick Macias__________
Name: Rick Macias
Title: Senior Vice President

[Signature page to Credit Agreement]

REGIONS BANK, as Co-Documentation Agent and as a Lender
By __/s/ Derek Miller___________
Name: Derek Miller
Title: Vice President

[Signature page to Credit Agreement]

SUNTRUST BANK, as Co-Documentation Agent and as a Lender
By _/s/ David J Sharp__________
Name: David J. Sharp
Title: Director

[Signature page to Credit Agreement]

SCHEDULE 2.01A
REVOLVING COMMITMENTS

LENDER	REVOLVING COMMITMENT
JPMORGAN CHASE BANK, N.A.	$35,000,000
CITIBANK, N.A.	$25,000,000
PNC BANK, NATIONAL ASSOCIATION	$25,000,000
BANK OF AMERICA, N.A.	$25,000,000
REGIONS BANK	$25,000,000
SUNTRUST BANK	$15,000,000

AGGREGATE REVOLVING COMMITMENTS	$150,000,000

US-DOCS\103717350.16

SCHEDULE 2.01B
LETTER OF CREDIT COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$15,000,000

AGGREGATE LETTER OF CREDIT COMMITMENT	$15,000,000

US-DOCS\103717350.16

SCHEDULE 2.06
EXISTING LETTERS OF CREDIT

LC No.	Issuing Bank	Applicant Party	Face Amount	Expiry Date
CTCS-762245	JPMorgan Chase Bank, N.A.	ACE American Insurance Company	$1,961,177	July 1, 2019
Master LCC	JPMorgan Chase Bank, N.A.	Liberty Mutual Insurance Company	$87,000	September 30, 2019

US-DOCS\103717350.16

SCHEDULE 1.01F
Farmer Bros. Co. Trademarks

US-DOCS\103717350.16

spice seasoning, curry powder, chili powder, pure flavor bases and imitation flavor bases for use in making food flavoring syrups, imitation food flavors in liquid form, pure and imitation food flavoring extracts, food colors, gelatin dessert and pudding powders, meat tenderizers for commercial and industrial use in the nature of preparations, jams, jellies, diced peppers, bacon bits, coffee creamer, pancake mixes, biscuit mixes, waffle mixes, sweet corn muffin mixes, arrowroot, sugar and sugar substitute, ranch dressing, blue cheese dressing, Italian dressing, cider flavored beverage bases for making fruit drinks

US-DOCS\103717350.16

SCHEDULE 1.01P

Permitted Holders

US-DOCS\103717350.16

SCHEDULE 1.01P

Permitted Holders

US-DOCS\103717350.16

SCHEDULE 2.06
Existing Letters of Credit

LC No.	Issuing Bank	Applicant Party	Face Amount	Expiry Date

US-DOCS\103717350.16

SCHEDULE 3.06
Disclosed Matters

US-DOCS\103717350.16

SCHEDULE 3.15
Capitalization and Subsidiaries

Subsidiary	Type of Entity	Jurisdiction	Subsidiary Guarantor	Ownership
FBC Finance Company	Corporation	California	Yes	100% owned by Farmer Bros. Co., a Delaware corporation
Coffee Bean Holding Co., Inc.	Corporation	Delaware	Yes	100% owned by Farmer Bros. Co., a Delaware corporation
China Mist Brands, Inc.	Corporation	Delaware	Yes	100% owned by Farmer Bros. Co., a Delaware corporation
Boyd Assets Co.	Corporation	Delaware	Yes	100% owned by Farmer Bros. Co., a Delaware corporation
Coffee Bean International LLC	Limited Liability Company	Delaware	No	100% owned by Farmer Bros. Co., a Delaware corporation
Coffee Bean International, Inc.	Corporation	Oregon	Yes	100% owned by Coffee Bean Holding Co., Inc., a Delaware corporation

US-DOCS\103717350.16

SCHEDULE 5.12
Post-Closing Covenants

US-DOCS\103717350.16

SCHEDULE 6.01

Existing Indebtedness

US-DOCS\103717350.16

SCHEDULE 6.02
Existing Liens

1.	Security interest in favor of Dell Financial Services L.L.C., recorded June 11, 2009, against all computer equipment, peripherals, and other equipment leased by Farmer Bros. Co.

2.	Security interest in favor of Cisco Systems Capital Corporation, recorded March 31, 2016 against certain computer equipment leased by Farmers Bros. Co.

3.	Security interest in favor of Wells Fargo Bank, N.A., recorded September 13, 2017 against certain equipment leased by Farmer Bros. Co.

4.	Security interest in favor of Bankers Trust Company, recorded March 4, 1985 against Trademark Registration No. 875270.

5.
Security interest in favor of The Philadelphia National Bank and Midlantic National Bank/North, dated September 2, 1988 and recorded September 7, 1988 against Trademark Registration Nos. 875270, 1200570, and 1277254.

6.	Security interest in favor of Wells Fargo Bank, N.A., dated June 30, 2008 and recorded July 22, 2008, against Copyright Registration Nos. TXU1061982, VA 162628, V 3568D386 and TX1884754.

7.
Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, by Farmer Bros. Co. to Bruce Caldwell for the benefit of JPMorgan Chase Bank, N.A., dated November 14, 2017, to effective November 16, 2017, and filed for record on November 16, 2017 as Instrument No. 2017-0536038 in the Official Records of San Diego County, California.

8.
Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, by Farmer Bros. Co. to Bruce Caldwell for the benefit of JPMorgan Chase Bank, N.A., dated August 25, 2017, and filed for record on August 25, 2017 as Instrument No. 105094 in the Official Records of Denton County, Texas.

Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, by Farmer Bros. Co. to Bruce Caldwell for the benefit of JPMorgan Chase Bank, N.A., dated November 14, 2017, and filed for record on November 17, 2017 as Instrument No. RP-2017-506423 in the Official Records of Harris County, Texas.

US-DOCS\103717350.16

SCHEDULE 6.04
Existing Investments

1. The Investments set forth on Schedule 3.15 are herein incorporated by reference.

US-DOCS\103717350.16

SCHEDULE 6.10
Existing Restrictions
Certificate of Designations of Series A Convertible Participating Cumulative Perpetual

US-DOCS\103717350.16

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	____________________________

2. Assignee:	____________________________

[and is an Affiliate/Approved Fund of [identify Lender]~~1~~]

3. Borrower:	Farmer Bros. Co.

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:
The Amended and Restated Credit Agreement dated as of November 6, 2018 among Farmer Bros. Co., a Delaware corporation, the other Loan Parties from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6. Assigned Interest:
1 Select as applicable

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By: ______________________________________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By: ______________________________________
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]3 Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Issuing Bank and Swingline Lender
By: _____________________________
Title:
[Consented to:]4
[NAME OF RELEVANT PARTY]
By: _____________________________
Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time, or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger or any other Lender and their respective Related Parties, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders party to the Credit Agreement described below
This Compliance Certificate (this “Certificate”), for the period ended [____], is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Farmer Bros. Co., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank and Swingline Lender. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF THAT:

1.	I am the [____] of the Borrower and I am authorized to deliver this Certificate on behalf of the Borrower;

2.
I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Borrower with the Agreement during the accounting period covered by the attached financial statements (the “Relevant Period”) [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.
The examinations described in paragraph 2 did not disclose and I have no knowledge of [(except as set forth below)] the existence of any condition or event which constitutes a Default during or at the end of the Relevant Period or as of the date of this Certificate;

4.	Schedule I attached hereto sets forth financial data and computations demonstrating the Borrower’s compliance with Section 6.12 of the Agreement; and

5.	Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing three (3) Business Days after this Certificate is delivered.
[Described below are the exceptions, if any, referred to in paragraph 3 hereof by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
______________________________________________________________________________

______________________________________________________________________________

_____________________________________________________________________________]

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .

By:	Name: Title:

Schedule I to Compliance Certificate
Compliance as of [____] with
Provisions of Section 6.12 of the Agreement
The computations set forth in this Schedule I are designed to facilitate the calculation of financial covenants and certain other provisions in the Agreement relating to the information set forth in the Borrower’s consolidated financial statements delivered with this Certificate. The computations set forth in this Schedule I have been made in accordance with GAAP. The use of abbreviated terminology and/or descriptions in the computations below are not in any way intended to override or eliminate the more detailed descriptions for such computations set forth in the relevant provisions of the Agreement, all of which shall be deemed to control. In addition, the failure to identify any specific provisions or terms of the Agreement in this Schedule I does not in any way affect their applicability during the periods covered by such financial statements or otherwise, which shall in all cases be governed by the Agreement.

A. EBITDA for the relevant Test Period

With reference to any period:

(i) Net Income for such period	$____________

plus, without duplication and to the extent deducted in determining Net Income for such period, the sum of:

(ii) Consolidated Interest Expense for such period	+ $____________

(iii) income tax expense for such period net of tax refunds for such period	+ $____________

(iv) depreciation expense for such period	+ $____________

(v) amortization expense for such period	+ $____________

(vi) any unusual or non-recurring non-cash charges for such period	+ $____________

(vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory)
+ $____________

(viii) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations	+ $____________

(ix) unusual or non-recurring cash charges, expenses or losses not described in A.(x) below	+ $____________

(x) unusual or non-recurring cash charges, expenses or losses related to strategic initiatives, business optimization and restructurings in connection with Project Evolution (including, without limitation, severance costs, relocation costs (including the relocation of the Borrower’s corporate headquarters from the Torrance Facility), integration costs, opening, pre-opening, closing and transition costs for facilities and distribution centers, signing costs, retention or completion bonuses, restructuring charges, systems establishment costs, curtailments or modifications to pension and retirement benefit plans and contract termination costs
+ $____________

(xi) solely to the extent incurred during the period of April 1, 2017, through September 30, 2018, integration and transaction costs associated with the Specified Acquisition made prior to the Effective Date in an aggregate amount not to exceed, for each of the fiscal quarters ending June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the Effective Date
+ $____________

(xii) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs (“equity incentives”) or any other equity-based compensation and any one-time cash charges or expenses associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements)
+ $____________

(xiii) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any Permitted Acquisition or amendment or other modification of any Loan Document (in each case, including any such transaction consummated on or prior to the Effective Date, but excluding any Permitted Acquisition that is not consummated) and any charges or non-recurring merger costs incurred during such period as a result of any such consummated Permitted Acquisition
+ $____________

(xiv) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date
+ $____________

(xv) the amount of “run rate” cost savings, operating enhancements, operating expense reductions and synergies (collectively, the “Cost Savings”) related to Permitted Acquisitions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date in an amount not to exceed an aggregate amount equal to 15% of EBITDA, calculated prior to giving effect to this clause (xv) for such period
+ $____________

minus, without duplication and to the extent included in Net Income for such period,

(xvi) any cash payments made during such period in respect of non-cash charges described in A.(vii) taken in a prior period	– $____________

(xvii) any unusual or non-recurring cash gains and any non-cash items of income for such period	– $____________

(xviii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations	– $____________

(xix) EBITDA (aggregate of A.(i) through A.(xviii))	= $____________

B. Maximum Total Net Leverage Ratio (Section 6.12(a))
(i) Consolidated Total Indebtedness as of such date	$____________

(ii) Unrestricted Cash (in an aggregate amount not to exceed $7,500,000)	$____________

(iii) EBITDA for the relevant Test Period (from A.(xix) above)	$____________

(iv) Total Net Leverage Ratio (ratio of (x) B.(i) minus B.(ii) to (y) B.(iii))	___ to 1.00

Maximum Total Net Leverage Ratio permitted under Section 6.12(a) and then in effect	___[1] to 1.00

In compliance?	Yes/No (select one)

C. Interest Coverage Ratio (Section 6.12(b))

(i) EBITDA for the relevant Test Period (from A.(xix) above)	$____________

(ii) Consolidated Interest Expense for the relevant Test Period	$____________

(iii) Interest Coverage Ratio (ratio of C.(i) to C.(ii))	___ to 1.00

Minimum Interest Coverage Ratio permitted under Section 6.12(b)	3.00 to 1.00

In compliance?	Yes/No (select one)]

1 To be (a) 3.75 during a Trigger Quarter and the next three (3) succeeding fiscal quarters and (b) 3.50 during all other fiscal quarters.

Schedule II to Compliance Certificate
Borrower’s Applicable Rate Calculation

EXHIBIT C
FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [______], 20[__], is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of November 6, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Farmer Bros. Co., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time and the Administrative Agent for itself and for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as required pursuant to Section 5.11 of the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

C-1

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of itself and the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[Signature pages follow]

C-2

EXHIBIT D
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.09 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.09; and
WHEREAS, pursuant to Section 2.09 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].
2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

D-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]
By:____________________________________
Name:
Title:
Accepted and agreed to as of the date first written above:
FARMER BROS. CO.
By:______________________________________

Name:

Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By:______________________________________

Name:

Title:

D-2

EXHIBIT E
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Amended and Restated Credit Agreement, dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.09 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]

4. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]
By:____________________________________
Name:
Title:
Accepted and agreed to as of the date first written above:
FARMER BROS. CO.
By:_____________________________________

Name:

Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By:_____________________________________

Name:

Title:

EXHIBIT F-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT F-2
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT F-3
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT F-4
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________

Name:

Title:
Date: __________, 20[__]

EXHIBIT G-1
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [__________]
Facsimile: [__________]]

With a copy to:

[__________]
[__________]
Attention: [__________]
Facsimile: [__________]
Re: Farmer Bros. Co.
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.	Name of Borrower: __________

2.	Aggregate principal amount of Borrowing: [6] __________

3.	Date of Borrowing (which shall be a Business Day): __________

4.	Type of Borrowing (ABR or Eurodollar): __________

5.	Interest Period and the last day thereof (if a Eurodollar Borrowing):[7] __________

6.	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed: _______
6 Not less than applicable amounts specified in Section 2.02(c).
7 Which must comply with the definition of "Interest Period" and end not later than the Maturity Date.

[Signature Page Follows]

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]1 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,
FARMER BROS. CO.,
as the Borrower

By:______________________________
Name:
Title:

1 To be included only for Borrowings on the Effective Date.

EXHIBIT G-2
FORM OF INTEREST ELECTION REQUEST
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [_______]
Facsimile: ([__]) [__]-[_____]]
With a copy to:
10 South Dearborn, Floor 36
Chicago, IL 60603
Attention: Charles W. Shaw
Email: charles.w.shaw@jpmorgan.com
Re: Farmer Bros. Co.
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 6, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Farmer Bros. Co. (the “Borrower”), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List Borrower, date, Type, principal amount and Interest Period (if applicable) of existing Borrowing: __________

2.	Aggregate principal amount of resulting Borrowing: __________

3.	Effective date of interest election (which shall be a Business Day): __________

4.	Type of Borrowing (ABR or Eurodollar): __________

5.	Interest Period and the last day thereof (if a Eurodollar Borrowing):[1] __________
[Signature Page Follows]

1 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,
FARMER BROS. CO.,
as the Borrower

By:______________________________
Name:
Title:

G-4